Exhibit 99.1

LEAPFROG PROVIDES PRELIMINARY RESULTS FOR FISCAL YEAR 2006

EMERYVILLE, California—February 14, 2007—LeapFrog Enterprises, Inc. (NYSE: LF), a leading developer of technology-based learning products, today announced that it expects to report net sales for fiscal year 2006 of roughly $500 million and a net loss of approximately $2.30 to $2.35 per share. Impacting these results are increased costs associated with reducing retailer and LeapFrog inventories.

“The last half of the year has been all about preparing for 2007 and 2008”, said, Jeffrey G. Katz, president and CEO of LeapFrog. Enterprises, Inc. “During the fourth quarter we took steps in the form of increased advertising spending and allowances to substantially reduce retailer and LeapFrog inventories. While our actions impacted sales trends unfavorably as retailers worked to reduce their inventories, and impacted earnings due to higher spending than earlier estimates, our inventories fell to about $75 million, less than half of year ago levels of $166 million Inventories held by our U.S. retail customers fell to $96 million, or 40% below 2005 levels. Both LeapFrog and retailer inventories of Leapfrog products are at the lowest year-end levels since 2001. Our cash and investments more than doubled to about $148 million at year-end 2006 from $72 million the year prior.”

Katz continued “With these initiatives now behind us we have moved expeditiously beyond the ‘fix’ phase of the plan we announced last fall and are now preparing our new product introductions for 2007 and 2008. We are pleased to begin 2007 squarely in what we have termed the ‘reload’ phase of our plan. We look forward to providing additional details about our progress and outlook for 2007 in our earnings release and conference call in a few weeks.”

The Company expects to report fourth quarter and fiscal 2006 results on Thursday, March 1, 2007. Additional details about the conference call and webcast will be forthcoming shortly.

About LeapFrog

LeapFrog Enterprises, Inc. is a leading designer, developer and marketer of innovative, technology-based learning products and related proprietary content, dedicated to making learning effective and engaging for all ages, at home and in schools, around the world. The Company was founded in 1995 and is based in Emeryville, California. LeapFrog has developed a family of learning platforms that come to life with more than 100 interactive software titles, covering important subjects such as phonics, reading, writing, math, music, geography, social studies, spelling, vocabulary, and science. In addition, the Company has created more than 35 stand-alone educational products for children from birth to 16 years. LeapFrog’s award-winning U.S. Consumer products are available in six languages at major retailers in more than 25 countries around the world. The LeapFrog SchoolHouse curriculum programs are currently in more than 100,000 classrooms across the United States with over 200 interactive books and over 450 skill cards representing more than 6,000 pages of educational content. LeapFrog SchoolHouse products have won numerous awards from the education industry, including the Golden Lamp Award and Distinguished Achievement Award from the Association of Educational Publishers, the Award of Excellence from Technology & Learning magazine, and the Teacher’s Choice Award from Learning magazine.

NOTE: LEAPFROG, the LeapFrog Logo, and LEAPFROG SCHOOLHOUSE are trademarks or registered trademarks of LeapFrog Enterprises, Inc.

Forward-Looking Statements

Cautionary Statement under the Private Securities Litigation Reform Act Of 1995:

Except for the historical information contained herein, this news release contains forward-looking statements, including statements regarding the anticipated announcement of the Company’s 2006 financial results and planned product launches. These forward-looking statements involve risks and uncertainties, including the Company’s ability to finalize its 2006 financial results consistent with its current expectations and to develop and launch new products, services and features on time and at anticipated margin and profit levels. These and other risks and uncertainties detailed from time to time in the Company’s SEC filings, including its 2005 annual report on Form 10-K filed on March 7, 2006, could cause the Company’s actual results to differ materially from those discussed in this release. All forward-looking statements are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such statements.

Contact:

Sara Lanza Hickman

LeapFrog Enterprises, Inc.

510-596-5406

shickman@leapfrog.com

Eileen VanEss

LeapFrog Enterprises, Inc.

510-420-5361

evaness@leapfrog.com

SOURCE LeapFrog Enterprises, Inc.

02/14/2007

CONTACT: Sara Lanza Hickman, +1-510-596-5406, or shickman@leapfrog.com,

or Eileen VanEss, +1-510-420-5361, or evaness@leapfrog.com, both of

LeapFrog Enterprises, Inc.

Web site: http://www.leapfrog.com

(LF)